Exhibit 4.1

Execution Copy

FELCOR LODGING LIMITED PARTNERSHIP,
FELCOR LODGING TRUST INCORPORATED
FELCOR/ST. PAUL HOLDINGS, L.P.
FELCOR/CSS HOLDINGS, L.P.
FELCOR HOTEL ASSET COMPANY, L.L.C.
FELCOR LODGING HOLDING COMPANY, L.L.C.
FELCOR CANADA CO.
FELCOR TRS HOLDINGS, L.L.C.
FELCOR TRS BORROWER 1, L.P.
FELCOR TRS BORROWER 4, L.L.C.,
as Guarantors,
FELCOR HOLDINGS TRUST
as Pledgor

AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Third Supplemental Indenture

Dated as of March 23, 2010

Supplemental Indenture to the Indenture
dated as of October 1, 2009
with respect to the
10% Senior Secured Notes due 2014

Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of March 23, 2010 among FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, FelCor TRS Holdings, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 1, L.P., a Delaware limited partnership ( collectively, the “Subsidiary Guarantors” and together with FelCor, the “ Guarantors”) , FelCor Holdings Trust, a Massachusetts business trust as a pledgor, and U.S. Bank National Association, as trustee and collateral agent under the indenture referred to below (in such capacities, the “Trustee” and the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, FelCor Escrow Holdings, L.L.C., a Delaware limited liability company, (“Escrow Subsidiary”), executed and delivered to the Trustee an indenture dated as of October 1, 2009, and pursuant to the Second Supplemental Indenture dated as of October 13, 2009, FelCor LP assumed all rights and obligations of Escrow Subsidiary under the Indenture and Escrow Subsidiary was released of all rights and obligations under the Indenture;

WHEREAS, pursuant to the Indenture, as amended and supplemented to date (collectively, the “Indenture”), FelCor LP has issued and outstanding $636,000,000 aggregate principal amount of 10% Senior Secured Notes due 2014 (the “Notes”);

WHEREAS, FelCor, FelCor LP, the Subsidiary Guarantors, FelCor Holdings Trust, the Trustee and the Collateral Agent desire to amend the Indenture to clarify their intentions that certain protections and rights in favor of the Collateral Agent, set forth in this Third Supplemental Indenture should have been included in the Indenture as of October 1, 2009; and

WHEREAS, Section 9.01 of the Indenture provides that a supplement indenture may be entered into by the FelCor, FelCor LP  the Pledgors and the Subsidiary Guarantors to cure any ambiguity, defect or inconsistency in the Indenture provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respects without notice to or the consent of any Holder, and Section 9.01 of the Indenture also provides that a supplement indenture may be entered into by FelCor, FelCor LP the Pledgors and the Subsidiary Guarantors to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

 NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, FelCor, FelCor LP, each Subsidiary Guarantor, FelCor Holdings Trust and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Definitions.  For all purposes of the Indenture and this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Third Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b)           capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2. Article Twelve of the Indenture is hereby amended by adding a new Section 12.13 immediately following Section 12.12:

Section 12.13 Duties of Collateral Agent

(a)           All rights, privileges, protections, immunities, exemptions from liability and indemnities contained in this Indenture in favor of the Trustee, including, without limitation Article Seven of this Indenture shall apply to U.S. Bank National Association in its capacity as Collateral Agent under the Indenture, the Pledge Agreement, the Escrow Agreement and each of the other Collateral Documents to which it is a party as if such rights, privileges, protections, immunities, exemptions from liability and indemnities were specifically set out in each such document, provided that in Section 7.07 of the Indenture, any references to negligence shall deemed to be gross negligence when construing these provisions in favor of the Collateral Agent.

(b)           The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers.  The Collateral Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct nor shall they be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, except for their own gross negligence or willful misconduct.

(c)           The Collateral Agent shall not be responsible for, nor incur any liability with respect to, (i) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Indenture or any of the other Collateral Documents, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (ii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) the validity of the title of the Grantors to the Collateral, (iv) insuring the Collateral or (v) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.

(d)           Notwithstanding anything in this Indenture or any of the Collateral Documents to the contrary, (i) in no event shall the Collateral Agent or any officer, director, employee, representative or agent of the Collateral Agent be liable under or in connection with this Indenture or any of the Collateral Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

SECTION 3. NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 4. Successors and Assigns.  All agreements of FelCor, FelCor LP, the Subsidiary Guarantors and FelCor Holdings Trust in this Third Supplemental Indenture shall bind their respective successors and assigns.  All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

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SECTION 5. Separability.  In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7. Counterparts.  The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership
By:	FELCOR LODGING TRUST INCORPORATED, as
general partner

By:	/s/Allison Navitskas
	Name:	Allison Navitskas
	Title:	Vice President

FELCOR LODGING TRUST INCORPORATED, a Maryland corporation

By:	/s/Allison Navitskas
	Name:	Allison Navitskas
	Title:	Vice President

FELCOR/ST. PAUL HOLDINGS, L.P., a Delaware limited partnership
By:	FELCOR/CSS HOTELS, L.L.C., as general partner
FELCOR/CSS HOLDINGS, L.P., a Delaware limited partnership
By:	FELCOR CSS HOTELS, L.L.C.,
a Delaware limited liability company, its general partner
FELCOR HOTEL ASSET COMPANY, L.L.C.,
a Delaware limited liability company
FELCOR LODGING HOLDING COMPANY, L.L.C.,
a Delaware limited liability company
FELCOR CANADA CO.,
a Nova Scotia unlimited liability company
FELCOR TRS HOLDINGS, L.L.C.,
a Delaware limited liability company
FELCOR TRS BORROWER 1, L.P.,
a Delaware limited partnership
By:	FELCOR TRS BORROWER GP 1, L.L.C., its
general partner
FELCOR TRS BORROWER 4, L.L.C.,
a Delaware limited liability company
By:	/s/Allison Navitskas
	Name:	Allison Navitskas
	Title:	Vice President

FELCOR HOLDINGS TRUST, a Massachusetts business trust

By:	/s/Larry Mundy
	Name:	Larry Mundy
	Title:	Trustee

By:	/s/Lester Johnson
	Name:	Lester Johnson
	Title:	Trustee

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President